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                              Exhibit: 10(r)(2)

                       THIRD AMENDMENT TO CREDIT AGREEMENT


This Third Amendment to Credit Agreement (this "AMENDMENT") is made as of February 14, 1997 by and among Lesco, Inc. ("BORROWER"), an Ohio corporation, National City Bank, NBD Bank, and PNC Bank, National Association (the three financial institutions hereinbefore mentioned each a "BANK" and, collectively, the "BANKS") and National City Bank as agent (in that capacity, "NCB-AGENT") of the banks for the purposes of the Existing Credit Agreement (as defined below), this Amendment and the related writings:

                                  INTRODUCTION:

         WHEREAS, I. Borrower, the Banks and NCB-Agent are parties to a Credit Agreement (the "EXISTING CREDIT AGREEMENT") made as of September 30, 1994, as amended by a First Amendment to Credit Agreement made as of January 18, 1996, and as further amended by a Second Amendment to Credit Agreement made as of November 1, 1996, setting forth, among other things, the terms and conditions of each Bank's several agreement (its "REVOLVING COMMITMENT") to make loans (each a "REVOLVING LOAN") to Borrower until April 30, 2000 (or such later "Expiration Date", if any, as may be established from time to time pursuant to the Existing Credit Agreement, subject in each case to certain terms and conditions, one such condition being that the aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed an amount equal to eighty million dollars ($80,000,000); and

                  II. Borrower, the Banks, and NCB-Agent desire, subject to the terms and conditions of this Amendment, to amend the Existing Credit Agreement in certain material respects;

         THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other valuable considerations, and in the case of the Banks and NCB-Agent, in reliance on the representations and warranties of Borrower hereinafter set forth, Borrower, the Banks and NCB-Agent hereby agree as follows:

         A. DEFINED TERMS. Each term used in this Amendment that is defined in the Existing Credit Agreement shall have the meaning in this Amendment that is ascribed to that term in the Existing Credit Agreement.

         B. AMENDMENT TO SUBSECTION 3B.04 -- INTEREST COVERAGE. Subject to Borrower's satisfaction of the conditions precedent set forth in paragraph E, subsection 3D.04 (captioned "INTEREST COVERAGE") of the Existing Credit Agreement shall be deemed to have been deleted as of December 30, 1996 (the "RETROACTIVE EFFECTIVE DATE"), and the following subsection 3B.04 shall be deemed to have been inserted, as of the Retroactive Effective Date, in lieu of the subsection so deleted:

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        "3B.04 INTEREST COVERAGE -- Borrower will not, as of the end of any period (each such period a FOUR-QUARTER PERIOD) of four consecutive quarter-annual fiscal periods of Borrower (commencing with the Four-Quarter Period ending December 31, 1996), suffer or permit the ratio of the aggregate of

                  (a) the Adjusted Net Income of the Companies for that Four-Quarter Period, plus

                  (b) the aggregate interest expense of the Companies for that Four-Quarter Period, plus

                  (c) the aggregate federal, state and local income taxes of the Companies for that Four-Quarter Period to the aggregate interest expense of the Companies for that Four-Quarter Period to be less than one and one-half to one (1.5:1) at any time, all as determined on a consolidated basis. For purposes of this subsection 3B.04, the ADJUSTED NET INCOME for any Four-Quarter Period shall be the Net Income for that Four-Quarter Period, plus in the case of, but only in the case of, the Four-Quarter Periods ending December 31, 1996, March 31, 1997, June 30, 1997, September 30, 1997,
         and December 31, 1997, respectively, an amount, in no case greater than ten million five hundred thousand dollars ($10,500,000), equal to the aggregate, if and to the extent subtracted in the computation of Net Income, of

                  (i) the amount of plant relocation costs recognized by Borrower for the quarter-annual fiscal periods of Borrower ending December 31, 1996 and March 31, 1997, respectively, as a result of the relocation of Borrower's Sebring, Florida, manufacturing operations, plus

                  (ii) the amount of the reduction in the historical cost of Borrower's inventory recognized by Borrower for the quarter-annual fiscal periods of Borrower ending December 31, 1996 and March 31, 1997, respectively, as a result of Borrower's comprehensive product evaluation, plus

                  (iii) the amount of the incremental valuation reserve established by Borrower for the quarter-annual fiscal periods of Borrower ending December 31, 1996 and March 31, 1997, respectively, as result of Borrower's review of its accounts receivable in order to evaluate the collectiblity of amounts outstanding for more than one (1) year, all as described in Note 9 (captioned "Other Costs and Expenses") of the February 10, 1997 draft of Borrower's annual audit report for its fiscal year ending December 31, 1996."

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         C. AMENDMENT TO SUBSECTION 3D.02 -- CREDIT EXTENSIONS. Subject to
Borrower's satisfaction of the conditions precedent set forth in paragraph E, subsection 3D.02 (captioned "CREDIT EXTENSIONS") of the Existing Credit Agreement is hereby amended, as of the date of this Amendment, by deleting the word "or" from the end of clause (iv) of that subsection, deleting the period (".") from the end of clause (v) of that subsection and inserting the expression ", or" in lieu of the period so deleted, and inserting, immediately after clause
(v) of that subsection and immediately before subsection 3D.03 (captioned "BORROWINGS") of the Existing Credit Agreement the following clause (vi)

        "(vi) any Guaranty by Borrower of the obligations of Commercial Turf
         Products, Ltd. (COMMERCIAL TURF PRODUCTS), an Ohio limited liability company, but only if and to the extent that Borrower's aggregate liability for those obligations (exclusive of Borrower's liability for interest, premiums, charges, expenses, and fees) under all Guaranties does not at any one time exceed an aggregate amount equal to twenty million dollars ($20,000,000)."

         D. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks and NCB-Agent to enter into this Amendment, Borrower hereby represents and warrants to the Banks and NCB-Agent as follows:

                  (I) after giving effect to Borrower's satisfaction of the conditions precedent set forth in paragraph E, no Default Under This Agreement shall exist, nor will any thereupon begin to exist;

                  (II) no representation, warranty, or other statement made in or pursuant to the Existing Credit Agreement or any Related Writing will be untrue or incomplete in any material respect;

                  (III) EXHIBIT A to this Amendment sets forth a true and complete copy of Note 9 (captioned "Other Costs and Expenses") of the February 10, 1997 draft of Borrower's annual audit report for its fiscal year ending December 31, 1996; and

                  (IV) there has not occurred any material adverse change in Borrower's financial condition, properties or business since the date of Borrower's Most Recent 4A.04 Financial Statements or in its then most recent financial statements, if any, furnished to the Banks pursuant to subsection 3A.01 of the Existing Credit Agreement.

The representations and warranties made in or pursuant to this paragraph D shall survive the execution and delivery of this Amendment.

         E. CONDITIONS PRECEDENT. It is a condition precedent to the effectiveness of paragraphs B and C that, on or before the date of this Amendment, Borrower shall have complied with or caused compliance with each of the following:

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                  (I) Borrower shall have executed and delivered this Amendment to NCB-Agent; and

                  (II) each Bank and NCB-Agent shall have executed and delivered this Amendment.

         F. EXECUTION AND DELIVERY. This Amendment may be executed in one or more counterparts. Any party to the Existing Credit Agreement may deliver an executed counterpart of this Amendment by transmitting a facsimile thereof to NCB-Agent at (216) 575-9396, and any party so delivering a counterpart of this Amendment party shall be deemed to have executed and delivered that counterpart with the intent to be bound by this Amendment. Each party to this Amendment shall, on NCB-Agent's request, deliver to NCB-Agent such number of counterparts bearing the original signature of that party as NCB-Agent may request in order that each party may ultimately have a counterpart bearing the original signature of each party to this Amendment. Each party to this Amendment hereby assents to the foregoing procedure for executing and delivering this Amendment and agrees that all such counterparts taken together shall constitute but one agreement, which agreement constitutes the entire agreement between the parties to this Amendment in respect of its subject matter.

         G. RATIFICATION AND CONFIRMATION. Borrower, the banks and NCB-Agent do hereby ratify and confirm all of the terms and conditions of the Existing Credit Agreement not specifically amended by this Amendment and all such terms and conditions remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment is executed and delivered at Cleveland, Ohio as of the date first hereinabove set forth.


Address:                                    Lesco, Inc.
  20005 Road
  Rocky River, Ohio  44116                  By:  /s/ Kenneth W. Didion
                                                -------------------------------

                                            Title:  Treasurer
                                                   ----------------------------

Address:                                    National City Bank, Agent
  1900 East Ninth Street
  Attn: Multinational Division              By:  /s/ Timmothy J. Lathe
  Cleveland, Ohio 44114-3484                    -------------------------------
                                            Title:  S V P
                                                   ----------------------------



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Address:                                    National City Bank
  1900 East Ninth Street
  Attn: Multinational Division              By:  /s/ Timmothy J. Lathe
  Cleveland, Ohio 44114-3484                    -------------------------------
                                            Title:  S V P
                                                   ----------------------------


Address:                                    PNC Bank, National Association
  1801 E. 9th St., #715
  Cleveland, Ohio  44114-3103               By:  /s/ David J. Williams
                                                ------------------------------

                                            Title:  Vice President
                                                   ----------------------------


Address:                                    NBD Bank
  611 Woodward Avenue
  Detroit, Michigan  48226                  By  /s/ Paul DeMelo
                                               ------------------------------

                                            Title:  Vice President
                                                   ----------------------------

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